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                                                                    EXHIBIT 23.1


                          Consent of Ernst & Young LLP


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Long-Term Incentive and Stock Option Plan of Integ Incorporated for the registration of 1,000,000 shares of its Common Stock of our report dated February 13, 1998, with respect to the financial statements of Integ Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Minneapolis, Minnesota
October 23, 1998